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                                                                   EXHIBIT 5.1

          [LETTERHEAD OF PEPPER, HAMILTON & SCHEETZ LLP APPEARS HERE]



                                 July 24, 1997



Primus Telecommunications Group, Incorporated
2070 Chain Bridge Road
Suite 425
Vienna, VA  22182

             Re:  Registrations Statement No. 333-30195 on Form S-1
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Ladies and Gentlemen:

          Reference is made to the Registration Statement on Form S-1 (No. 333-30195) of Primus Telecommunications Group, Incorporated, a Delaware Corporation (the "Company"), as amended by Amendment No. 1 thereto and Amendment No. 2 thereto, to which this opinion is attached as an exhibit (as so amended, the "Registration Statement"). The Registration Statement relates to the offering and sale by the Company of up to an aggregate of $125 million of units (the "Units") consisting of senior notes (the "Notes") and warrants (the "Warrants") to purchase shares of common stock, par value $.01 per share, of the Company. The opinions expressed herein may be incorporated by reference in any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "Act"), that incorporates by reference therein the Registration Statement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

          In this connection, we have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and the By-Laws of the Company as amended to date, and such other documents and corporate records relating to the Company as we have deemed appropriate for the purpose of rendering the opinion expressed herein. We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States and the Delaware General Corporation Law.

          In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other
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PEPPER, HAMILTON & SHEETZ LLP

Primus Telecommunications Group, Incorporated
July 24, 1997
Page 2

copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

          On the basis of the foregoing, we are of the opinion that (i) appropriate corporate action has been taken to authorize the sale and issuance of up to an aggregate of $125 million of Units, (ii) when issued and sold pursuant to the terms of the Underwriting Agreement among the Company and the several Underwriters, the Units will be legally issued, fully paid and nonassessable, (iii) when issued and sold pursuant to the Underwriting Agreement, the Warrants will be legal, valid and binding obligations of the Company, except as such enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (iv) when issued and sold pursuant to the Underwriting Agreement, the Notes will be legal, valid and binding obligations of the Company, except as such enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent also applies to any registration statement filed by the Company pursuant to Rule 462(b) of the Act that incorporates by reference therein the Registration Statement. Such consent does not constitute a consent under Section 7 of the Securities Act, since we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                              Very truly yours,

                              /s/ Pepper, Hamilton & Scheetz LLP
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                              PEPPER, HAMILTON & SCHEETZ LLP